Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value US$0.00001 per share, of YY Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 20, 2015.

Dated: July 20, 2015

/s/ Jun Lei
Jun Lei

Top Brand Holdings Limited
	By:	/s/ Jun Lei
Name: Jun Lei
Title: Director

/s/ David Xueling Li
David Xueling Li

YYME Limited
	By:	/s/ David Xueling Li
Name: David Xueling Li
Title: Director